                                                                   Exhibit 23(b)
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the below scheduled Form S-8 registration statements of our report dated January 26, 1996, and appearing on page 62 of the Annual Report to Shareholders, on the consolidated financial statements of CNB Bancshares, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.


                                                               Commission
                                                                  File
                                                                 Number
                                                               ----------
Indiana Bancshares, Inc. 1985
 Non-Qualified Stock Option                                     33-47898
Plan and Indiana Bancshares, Inc. 1990
 Stock Option Plan

CNB Bancshares, Inc. 1992 Incentive                             33-45929
 Stock Option Plan

Citizens Incentive Savings Plan                                 33-41514

Valley Bank Stock Option Plan                                   33-38651

King City Federal Savings Bank 1986
 Stock Option and                                               33-89658
Incentive Plan

King City Federal Savings Bank 1993
 Stock Option and                                               33-89722
Incentive Plan

UF Bancorp, Inc. 1991 Stock Option and                          33-61685
 Incentive Plan

CNB Bancshares, Inc. 1995 Stock                                 33-60431
 Incentive Plan


/s/ Geo. S. Olive & Co. LLC
Evansville, Indiana
March 27, 1997